EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. (together with attached stock purchase rights) related to the acquisition of Horizon Capital Bank, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. Frost T.C. Frost	Senior Chairman of the Board and Director	June 14, 2005

/s/ Richard W. Evans, Jr. Richard W. Evans, Jr.	Chairman of the Board and Director (Principal Executive Officer)	June 14, 2005

/s/ Phillip D. Green Phillip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 14, 2005

/s/ R. Denny Alexander R. Denny Alexander	Director	June 14, 2005

/s/ Carlos Alvarez Carlos Alvarez	Director	June 14, 2005

/s/ Isaac Arnold, Jr. Isaac Arnold, Jr.	Director	June 14, 2005

/s/ Royce S. Caldwell Royce S. Caldwell	Director	June 14, 2005

EXHIBIT 24

Signature	Title	Date

/s/ Harry H. Cullen Harry H. Cullen	Director	June 14, 2005

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director	June 14, 2005

/s/ Patrick B. Frost Patrick B. Frost	Director and President of The Frost National Bank	June 14, 2005

/s/ Preston M. Geren III Preston M. Geren III	Director	June 14, 2005

/s/ James L. Hayne James L. Hayne	Director	June 14, 2005

/s/ Karen E. Jennings Karen E. Jennings	Director	June 14, 2005

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director	June 14, 2005

/s/ Robert S. McClane Robert S. McClane	Director	June 14, 2005

/s/ Ida Clement Steen Ida Clement Steen	Director	June 14, 2005

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director	June 14, 2005

/s/ Mary Beth Williamson Mary Beth Williamson	Director	June 14, 2005